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                                                                     EXHIBIT 5.1

                                       June 14, 2001

Student Advantage, Inc.
280 Summer Street
Boston, MA 02109

     Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,000,000 shares of Common Stock, $.01 par value per share (the "Common Shares"), of Student Advantage, Inc., a Delaware corporation (the "Company"), and 2,300,000 shares of Common Stock of the Company issuable upon the exercise of warrants (the "Warrant Shares" and together with the Common Shares, the "Shares"). All of the Shares are being registered on behalf of certain stockholders of the Company (the "Selling Stockholders").

     I have acted as counsel for the Company in connection with the registration for resale of the Shares. I have examined signed copies of the Registration Statement to be filed with the Commission. I have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company, stock record books of the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conformity to original documents of all documents as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     My opinion below, insofar as it relates to the Selling Stockholders' shares being fully paid, is based solely on Company records confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

     I assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, I am of the opinion that (i) the Common Shares have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the Warrant Shares have been duly authorized and, when issued upon exercise of the warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


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     Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   Laurie S. Jamieson

                                   Vice President and General Counsel of Student Advantage, Inc.